Exhibit 99.1

Employee FAQs

Rationale and Strategic Impact

Why are we doing this? I thought we didn’t want to be a rental car company? And why Avis Budget Group in particular?

We have been very clear in our mission and vision for the past 10 years. Avis Budget Group shares our vision of the future of personal mobility and has made a strategic commitment to play a significant role in helping Zipcar shape that future. Among the many benefits of partnering up with Avis Budget are its global presence – more than 10,000 locations in 165 countries; its strong corporate relationships with small and mid size businesses and its extensive experience in the travel industry. All of these can, and we believe will, be very beneficial as Zipcar extends its core services into new markets as well as continues to develop new service offerings.

We believe we can leverage the global capabilities of both companies to fulfill this vision with a full ‘A to Z’ offering under one roof of strong global brands. Avis Budget brings locations, experience, efficiency, business leadership and service excellence while Zipcar brings leading technology, a brand synonymous with the category, the leading experience in car sharing and over 750,000 members.

We believe the combination of Zipcar and Avis Budget will accelerate the growth and expansion of next generation, on-demand mobility to consumers and businesses, which is great for all of us. We conducted a thorough review process and we are thrilled with the outcome, which delivers significant and immediate value to our stockholders and better positions us to deliver on our mission of enabling simple, efficient and responsible transportation solutions on a global scale.

How committed is Avis Budget to helping us grow?

There’s no better or bigger statement of their commitment to the category than their strategic decision to invest in Zipcar. It’s a huge validation of the future of the industry and Zipcar’s leadership position. This is all about stepping on the gas.

What will happen to our brand?

As the category founder and leader, there is tremendous power and value to our brand. In fact, it’s synonymous with car sharing. We will retain the brand and build upon it. Avis Budget has committed to leveraging its vast global operations, financial assets and leadership resources to accelerate the growth of the category and Zipcar’s leadership position within it.

What should I tell my members/customers/vendors about why we did this?

You can tell them that we believe this will result in a better product and service, more options for them and more cars in more places. I am sure they will be pleased to hear that!

Will this help us compete?

We’re focused on members and the future of personal mobility. This deal is all about building on our existing leadership to better serve existing members, grow new markets and continue to innovate the category. That said, we believe the stronger capitalization and broader global footprint Avis Budget provides will improve our competitive position.

Organization, Structure and Role Impact:

Will I work for Avis Budget or for Zipcar?

Upon closing, Zipcar will be a subsidiary of Avis Budget Group. Employees would continue to work for Zipcar, under the global parent Avis Budget Group.

What does this mean for my job? Will you be able to tell us how our specific departments might be affected?

In any transaction like this many things will stay the same and there will be some changes too. But know this — this transaction is not about consolidation, it’s about growth. Avis Budget shares our vision of the future of mobility and is making a strategic commitment to play a significant role in helping Zipcar shape that future. Avis Budget has committed to leveraging its vast global operations, financial assets and leadership resources to accelerate the growth of the category and Zipcar’s leadership position within it. We believe that employees will have continued opportunities for growth and development by being part of a larger, leading global company.

Will I continue to report to my current manager?

Yes, there will be no changes immediately to reporting lines or your department objectives. While this is a change, for now, it is business as usual.

Will any of the executive team be leaving?

Avis Budget has made a commitment to Zipcar’s independence, the need to keep our engineering/experience, brand/marketing and delivery of member services as a separate and agile operation, based in Boston. We’re looking forward to working with them to accelerate the revolution in mobility we began many years ago.

What will happen to open positions for which we are currently recruiting? Will those move forward?

We are still working to finalize the 2013 budget, which we put on the back burner for the past few weeks as we went through the process with Avis Budget. But we’re going to turn our focus back on the 2013 budget to address overall operations, including all open positions.

Will our office location be moved?

Zipcar will continue to be headquartered in the Boston area and all existing regional offices will likely remain in their current locations. Long term, we believe we can leverage Avis Budget’s global footprint and make fiscally responsible decisions about where to locate staff.

Total Rewards at Zipcar

What will happen to my benefits and payroll processing?

Until the transaction closes there will be no changes to your employee benefits or payroll processing. After close our expectation is that employees will migrate to Avis Budget benefit plans and payroll. Full details will be provided at the appropriate time. The important thing to remember today is that no change is happening immediately.

What about my stock options?

All options will be accelerated, vested in full, and terminated at closing. Any options with an exercise price less than the purchase price in the merger will be cashed out for a payment equal to the purchase price minus the exercise price, net of any applicable deductions or withholdings. Any options with exercise prices above the purchase price will be terminated. Post merger, we plan to outline compensation plans together with Avis Budget, aligning values and level of participation consistent with practices at both companies.

Will there be shares of Avis Budget made available to me?

We plan to outline compensation plans together with Avis Budget, aligning values and level of participation consistent with practices at both companies.

What are some of the tangible benefits of being part of Avis Budget? Employee rates for car rentals? Others?

There will be many benefits of being part of a larger organization. Once the transaction closes and we have a chance to work closely with Avis Budget’s leadership team, we will communicate with you any and all new benefits to which Zipcar employees are entitled.

Culture, Innovation and Operations

How do we think this acquisition will affect our speed and ability to innovate SOP’s & service offerings?

With Avis Budget’s global footprint and financial standing, we will be in a position to dramatically lower our costs for purchasing, financing, maintaining and selling vehicles. We will be able to reinvest profits into people, technology and our category-leading brand as well as new markets to achieve our mission of enabling simple, efficient and responsible transportation solutions on a global scale.

Given the size and structure of our new parent company, how long until you start to streamline operational efforts and best practices, such as bringing Zipcar’s service to current Avis Budget customers and vice-versa?

Avis Budget Group intends to operate Zipcar as a subsidiary, which we believe reflects the value Avis Budget sees in our employees and our culture. They’ve made a commitment to Zipcar’s independence, the need to keep our engineering/experience, brand/marketing and delivery of member services as a separate and agile operation, based in Boston.

We believe we can leverage the global capabilities of both companies to fulfill this vision with a full ‘A to Z’ offering under one roof of strong global brands. Avis Budget brings locations, experience, efficiency, business leadership and service excellence while Zipcar brings leading technology, a brand synonymous with the category, the leading experience in car sharing and over 750,000 members.

Does this impact any of our planned strategic initiatives?

No. We will need to remain laser focused on our major initiatives in the coming weeks and months while the formalities of the transaction take place. After that, once the transaction is complete, we will roll up our sleeves with the team at Avis Budget and chart what we believe to be an exciting plan for moving forward. You have our commitment that we will continue to communicate with all employees frequently during this time of change.

How will this impact fleet in general? How will fleet operate?

We believe this deal will result in our ability to offer more cars to more members in more places. One of the benefits of this deal with Avis Budget is that we will be in a position to dramatically reduce the cost of purchasing, financing, maintaining and selling vehicles. We have not yet gotten to the details of your question, but these are the things we will iron out in the coming months.

Are Avis Budget vehicles going to be available for our members?

One of the benefits of this deal is that we have very complementary usage patterns – they are light on the weekends whereas we have heavy demand then. We still need to work out the details, but this is one area that we will focus on in the near term. Long term, we believe our 24/7, self-service experience and the technology that powers it could fit into the core Avis Budget business, but it’s too early to discuss any of those details since integration planning is still in the early stages.

Does Avis Budget share our commitment to sustainability?

Yes. They have a well defined approach to sustainability, including the use of SmartWay certified vehicles, smart car wash technologies (that reduce water use by 80 percent) and eTolling (that reduces emissions from idling by keeping cars moving faster through lines). Beyond that, they have established smart company policies for water, energy, noise, use of natural resources, landfill contribution and other areas in which we impact the environment. You can learn more about their initiatives by visiting their website.

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Forward Looking Statements

Information set forth in this communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed transaction and management’s expectations, beliefs and intentions. All forward- looking statements included in this communication are based on information available to Zipcar on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on Zipcar’s results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Undue reliance should not be placed on any forward-looking statements, which speak only as of the date made. Neither Zipcar nor any other person can assume responsibility for the accuracy and completeness of forward looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Zipcar’s control. These factors include (without limitation): failure to satisfy any condition to closing of the transaction and that, in such case, Zipcar’s business will have been adversely affected during the pendency of the transaction; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. Zipcar undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information, please refer to Zipcar’s most recent Form 10–K, 10–Q and 8–K reports filed with the SEC.

Additional Information about the Proposed Transaction and Where You Can Find It

Zipcar will file with the SEC preliminary and definitive proxy statements and other relevant materials in connection with the proposed acquisition of Zipcar by Avis Budget Group. The definitive proxy statement will be mailed to Zipcar stockholders. Before making any voting or investment decisions with respect to the transaction, investors and security holders of Zipcar are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transaction and Zipcar. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by accessing Zipcar’s website at www.zipcar.com by clicking on the “Investor Relations” link, then clicking on the “Financial Information” link, and then clicking on the “SEC Filings” link, or by writing to Zipcar at 25 First Street, 4th Floor, Cambridge, Massachusetts 02141.

Information Regarding Participants

Zipcar and its directors, executive officers and certain other members of management and employees may solicit proxies from Zipcar stockholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Zipcar stockholders in connection with the proposed transaction will be set forth in the proxy statement when it is filed with the SEC. You can find information about Zipcar’s executive officers and directors in its definitive proxy statement filed with the SEC on April 12, 2012. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the Zipcar website and clicking on the “Investor Relations” link, then clicking on the “Financial Information” link, and then clicking on the “SEC Filings” link.